                                                                     EXHIBIT 2.1



                             AGREEMENT AND PLAN OF

                           MERGER AND REORGANIZATION

                                  BY AND AMONG

                          ESPERION THERAPEUTICS, INC.,

                            ESPERION MERGERCO, INC.

                                      AND

                           TALARIA THERAPEUTICS, INC.




                         Dated as of September 21, 2000

                               TABLE OF CONTENTS

ARTICLE I - THE MERGER...........................................................   5

1.1   The Merger.................................................................   5
1.2   Effective Time.............................................................   5
1.3   Certain Effects of the Merger..............................................   5
1.4   Certificate of Incorporation...............................................   5
1.5   By-Laws....................................................................   5
1.6   Directors and Officers.....................................................   5
1.7   Certain Other Agreements...................................................   6
1.8   Escrow.....................................................................   6

ARTICLE II - CONVERSION AND EXCHANGE OF SECURITIES...............................   6

2.1   Shares of the Surviving Corporation........................................   6
2.2   Conversion of Company Common;..............................................   7
2.3   Conversion of Talaria Securities...........................................   7
2.4   Securities Law Restrictions................................................   8
2.5   Stockholder Representative..................................................  9
2.6   No Fractional Esperion Common..............................................   9
2.7   Distribution of Esperion Common............................................  10
2.8   Talaria Stock Options......................................................  10
2.9   Closing of Stock Transfer Books............................................  10
2.10  Dissenting Shares..........................................................  11
2.11  Currency...................................................................  11
2.12  Withholding Rights.........................................................  11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TALARIA..........................  11

3.1   Corporate Existence and Power..............................................  11
3.2   Corporate Authorization....................................................  12
3.3   Governmental Authorization.................................................  12
3.4   Non-Contravention..........................................................  12
3.5   Capitalization.............................................................  12
3.6   Subsidiaries...............................................................  13
3.7   Financial Statements.......................................................  13
3.8   Absence of Undisclosed Liabilities.........................................  13
3.9   Properties.................................................................  14
3.10  Real Property..............................................................  14
3.11  Condition of Tangible Assets...............................................  14
3.12  Intellectual Property......................................................  14
3.13  Absence of Certain Changes.................................................  16
3.14  Litigation.................................................................  17
3.15  Material Contracts.........................................................  17
3.16  Taxes......................................................................  19
3.17  Employees..................................................................  21
3.18  Transactions with Affiliates...............................................  21
3.19  Insurance Coverage.........................................................  21
3.20  Compliance with Laws; No Defaults..........................................  21
3.21  Finders' Fees..............................................................  21
3.22  Environmental Matters......................................................  21

3.23  Employee Plans.............................................................  23
3.24  Non-Competition Agreements.................................................  23
3.25  Other Information..........................................................  23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ESPERION AND THE COMPANY..........  23

4.1   Corporate Existence and Power..............................................  23
4.2   Corporate Authorization....................................................  23
4.3   Governmental Authorization.................................................  23
4.4   Non-Contravention..........................................................  24
4.5   Capitalization.............................................................  24
4.6   Finders' Fees..............................................................  24
4.7   Prospectus.................................................................  24

ARTICLE V - COVENANTS............................................................  24

5.1   Mutual Covenants and Agreements............................................  24
5.2   Certain Covenants of Talaria...............................................  26
5.3   Covenants of Esperion and the Company......................................  28
5.4   Post-Closing Covenants of Esperion.........................................  29

ARTICLE VI - CLOSING MATTERS.....................................................  38

6.1   The Closing................................................................  38
6.2   Documents and Certificates.................................................  38

ARTICLE VII - CONDITIONS OF CLOSING..............................................  38

7.1   Conditions to Obligations of Esperion, the Company and Talaria.............  38
7.2   Conditions Applicable to Esperion and the Company..........................  39
7.3   Conditions Applicable to Talaria...........................................  41

ARTICLE VIII - TERMINATION.......................................................  42

8.1   Termination................................................................  42
8.2   Notice of Termination; Effect of Termination...............................  43
8.3   Procedure Upon Termination.................................................  43

ARTICLE IX - SURVIVAL; INDEMNIFICATION...........................................  43

9.1   Survival...................................................................  43
9.2   Indemnification............................................................  44

ARTICLE X - MISCELLANEOUS........................................................  44

10.1  Other Remedies; Specific Performance.......................................  44
10.2  Expenses...................................................................  44
10.3  Further Assurances.........................................................  44
10.4  Parties in Interest........................................................  44
10.5  Entire Agreement...........................................................  44
10.6  Amendment or Modification..................................................  45
10.7  Waiver.....................................................................  45
10.8  Assignability..............................................................  45
10.9  Certain Definitions........................................................  45
10.10 Headings and Interpretation................................................  46
10.11 Notices....................................................................  46
10.12 Law Governing..............................................................  47
10.13 Invalidity of Provisions...................................................  47

10.14 Counterparts........................................................... 47

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------

      This Agreement and Plan of Merger and Reorganization dated as of September 21, 2000 (the "Agreement") by and among Esperion Therapeutics, Inc., a Delaware
               ---------
corporation ("Esperion"), Esperion Mergerco, Inc., a Delaware corporation and a
              --------
wholly-owned subsidiary of Esperion (the "Company"), and Talaria Therapeutics,
                                          -------
Inc., a Delaware corporation ("Talaria"; Talaria and the Company being
                               -------
hereinafter sometimes called the "Constituent Corporations").
                                  ------------------------

                                  WITNESSETH:
                                  ----------

      WHEREAS, the authorized capital stock of the Company consists of one hundred (100) shares of Common Stock, par value $.001 per share, all of which shares are owned beneficially and of record by Esperion;

      WHEREAS, the authorized capital stock of Talaria consists of (a) 5,000,000 shares of Preferred Stock, par value $.0001 per share, 1,500,000 of which are designated as Series A Convertible Preferred Stock, all of which are issued and outstanding (the "Series A Preferred"), 833,334 of which are designated as
                  ------------------
Series B Preferred Stock, all of which are issued and outstanding (the "Series B
                                                                        --------
Preferred") (the Series A Preferred and the Series B Preferred are collectively
---------
referred to herein as the "Talaria Preferred"), and the remaining shares of
                           -----------------
which are undesignated; and (b) 9,000,000 shares of Common Stock, par value $.0001 per share, 2,333,000 of which are issued and outstanding (the "Talaria
                                                                      -------
Common");
------

      WHEREAS, the respective Boards of Directors of the Constituent Corporations have by resolutions approved this Agreement and deem it advisable for the mutual benefit of the Constituent Corporations, and of the respective stockholders of each, that the Company merge with and into Talaria under and pursuant to the General Corporation Law of the State of Delaware (the "Delaware
                                                                       --------
Corporation Law") and upon the terms and subject to the conditions hereinafter
---------------
set forth;

      WHEREAS, to induce Esperion and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Talaria, its stockholders and others have executed and delivered certain agreements with Esperion and the Company pursuant to which such Talaria stockholders and others have undertaken to take certain actions in connection with the transactions contemplated by this Agreement;

      WHEREAS, the parties intend by executing and delivering this Agreement to adopt a plan of reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                ----

      WHEREAS, the parties intend that the Merger be treated as a "purchase" transaction for accounting purposes.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

     1.1  The Merger.  In accordance with Section 251 of the Delaware
          ----------
Corporation Law, the Company shall be merged with and into Talaria (the

"Merger") and Talaria shall be the surviving corporation (such corporation in
 ------
its capacity as such surviving corporation being hereinafter called the

"Surviving Corporation"), with the Surviving Corporation being a wholly-owned
----------------------
subsidiary of Esperion. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting shares of each of the Constituent Corporations into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

     1.2  Effective Time. The Merger shall become effective as of the time of
          --------------
the filing of the executed certificate of merger (the "Certificate of Merger")
                                                       ---------------------
with the Secretary of State of the State of Delaware pursuant to Section 251(c) of the Delaware Corporation Law (the "Effective Time").
                                      --------------

     1.3  Certain Effects of the Merger.  As of the Effective Time, the
          -----------------------------
effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the separate existence of the Company shall cease and the Company shall be merged into Talaria; the Surviving Corporation shall possess, without further act or deed, all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and any and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Except as expressly provided herein with respect to the Talaria Litigation (as defined in Section 3.14), any action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in such action or proceeding.

     1.4  Certificate of Incorporation.  At the Effective Time, the
          ----------------------------
certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation. The name of the Surviving Corporation shall be Esperion Mergerco, Inc.

     1.5  By-Laws.  The by-laws of the Company, as in effect immediately
          -------
prior to the Effective Time shall be, at the Effective Time, the by-laws of the Surviving Corporation until thereafter amended.

     1.6  Directors and Officers.  The directors and officers of the
          ----------------------
Surviving Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

     1.7  Certain Other Agreements.  Concurrently with the execution and
          ------------------------
delivery of this Agreement, Talaria shall deliver to Sills Cummis Radin Tischman Epstein & Gross, P.A., as escrow agent (the "Escrow Agent"), the following
                                             ------------
documents (to be held by the Escrow Agent in escrow until the Closing):

               (a) a copy of the Indemnification, Escrow and Participation Agreement in the form of Exhibit A (the "Escrow Agreement"), duly executed
                              ---------       ----------------
     and delivered by the stockholders of Talaria as in effect immediately prior to consummation of the transactions contemplated by this Agreement (the

     "Talaria Stockholders"), Rock Hill Ventures, Inc. ("Rock Hill"), as
      --------------------                               ---------
     representative of the Talaria Stockholders (the "Stockholder
                                                      -----------
     Representative"), and the Escrow Agent;

               (b) a copy of an Amendment to the Technology Acquisition Agreement in the form of Exhibit B (the "Technology Agreement Amendment"),
                              ---------       ------------------------------
     duly executed and delivered by Reverse Transport Licensing and Consulting, Inc. ("RTLC") and Kevin J. Williams ("Williams");
            ----                           --------

               (c) a copy of the Termination of the RTLC Consulting Agreement and the Amendment to the NDA Consulting Agreement in the form of Exhibit
                                                                      -------
     C-1 and Exhibit C-2 (together, the "Amendments") and the Termination
     ---     -----------                 ----------
     Agreements in the form of Exhibit C-3 and Exhibit C-4 (collectively, the
                               -----------     -----------
     "Termination Agreements"), duly executed and delivered by the parties
      ----------------------
     thereto;

               (d)  a copy of the Notice of Dismissal in the form of Exhibit D
                                                                     ---------
     (the "Notice of Dismissal"), duly executed and delivered by each of Talaria
           -------------------
     and Williams; and

               (e) a copy of the Release and Indemnification Agreement in the form of Exhibit E (the "Release and Indemnification Agreement"), duly
             ---------       -------------------------------------
     executed and delivered by each of parties thereto.

          1.8  Escrow.  At the Effective Time, [****] shares of the voting
               ------
Common Stock of Esperion, par value $.001 per share (the "Esperion Common") to
                                                          ---------------
be issued by Esperion pursuant to Section 2.3(b)(i) below shall be delivered to the Escrow Agent to be held in escrow and applied in accordance with the terms of the Escrow Agreement. By virtue of their approval of this Agreement and execution of the Escrow Agreement, the Talaria Stockholders have authorized and instructed Esperion to deliver to the Escrow Agent (which shall refer to the initial or any successor escrow agent appointed pursuant to the Escrow Agreement) percent (**) of any shares of Esperion Common and/or cash to be issued to the Talaria Stockholders in respect of any Prepaid Royalty Payments and Royalties pursuant to Sections 5.4(a) and 5.4(b) hereof, such shares and/or cash to be allocated, held and applied in accordance with the terms of the Escrow Agreement.


                                  ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES
                     -------------------------------------

     2.1  Shares of the Surviving Corporation.  The authorized number and par
          -----------------------------------
value of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

    2.2  Conversion of Company Common.  At the Effective Time, each share of
         ----------------------------
Common Stock, par value $.001 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

    2.3  Conversion of Talaria Securities.  (a) Notwithstanding any other
         --------------------------------
provision of this Agreement, the maximum number of shares of Esperion Common (the "Merger Shares") to be issued at the Effective Time in exchange for all
      -------------
issued and outstanding shares of Talaria Common (assuming the exercise of all Outstanding Talaria Options (as hereinafter defined) and taking into account the issuance of shares of Talaria Common upon conversion of shares of Talaria Preferred as to which notice has been delivered in accordance with Section III of Article IV of Talaria's Certificate of Incorporation, as amended (the "Talaria Charter")), and any Talaria Preferred outstanding immediately prior to
----------------
the Effective Time (other than shares of Talaria Common and Talaria Preferred
(i) held in the treasury of Talaria, which shall not be considered as outstanding for purposes of this Agreement, or (ii) which are Dissenting Shares (as hereinafter defined)) shall be 813,008 shares of Esperion Common.

         (b) At the Effective Time, each share of Talaria capital stock shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive shares of Esperion Common and, at the election of Esperion, cash, in accordance with the following:

              (i) each of the holders of the outstanding shares of Talaria Common and Talaria Series B Preferred as at the Effective Time shall receive the respective number of shares of Esperion Common shown opposite his or its name in Part I of Schedule 1 hereto, upon surrender of the certificate or certificates representing such shares of Talaria Common and Talaria Series B Preferred in the manner provided in Section 2.7; and

              (ii) subject to Section 1.8, in the case of each payment, if any, by Esperion pursuant to Section 5.4(a) or 5.4(b) hereof, each holder of Talaria Common as of the Effective Time shall be entitled to receive that number of shares of Esperion Common and/or the amount of cash, as the case may be, equal to the total number of shares of Esperion Common and or cash, as the case may be, to be then distributed multiplied by the applicable "Percent of Consideration" set forth in Part II of Schedule 1 to the Escrow Agreement. If any such consideration is paid in a combination of cash and shares of Esperion Common, the cash and shares of Esperion Common shall be allocated pro rata to each holder.

              (iii) subject to Section 1.8, with respect to each share of Talaria Common, in the case of each payment, if any, by Esperion pursuant to Section 5.4(a) or 5.4(b) hereof, that number of shares of Esperion Common and/or the amount of cash, as the case may be equal to the total number of shares of Esperion Common and/or cash, as the case may be, to be then distributed multiplied by the applicable "Percent of Consideration" set forth in Part II of Schedule 1 to the Escrow Agreement.

         (c) At the Effective Time, each share of Talaria Common or Talaria Preferred held in the treasury of Talaria immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

         (d) If between the date of this Agreement and the Effective Time the outstanding shares of Esperion Common, Talaria Common or Talaria Preferred shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, split-up, combination, exchange of shares or the like, the Common Exchange Ratio, Series A Exchange Ratio and Series B Exchange Ratio, as the case may be, shall be appropriately adjusted.

         (e) The Talaria Stockholders, by virtue of their approval of the Agreement, agree not to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of the shares of Esperion Common, distributed pursuant to Section 2.3(b) hereof, for the 180-day period commencing on the date of Esperion's Initial Public Offering (as hereinafter defined).

         (f) In addition to any legend required by the Escrow Agreement, each certificate representing shares of Esperion Common to be issued in the Merger prior to the second anniversary of the Closing shall bear legends substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN MERGER AGREEMENT DATED AS OF SEPTEMBER 21, 2000, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER
                                                       --------
         HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT, UNLESS SUCH SECURITIES ARE SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT, SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (B) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 OR 145 UNDER THE 1933 ACT, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAW, OR
         (C) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAW, AS EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM SATISFACTORY TO THE CORPORATION.

    2.4  Securities Law Restrictions.  By virtue of their approval of this
         ---------------------------
Agreement, the Talaria Stockholders understand, acknowledge and agree that:

          (a) except as contemplated herein, the shares of Esperion Common issued hereunder have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "1933 Act") or the securities laws of
                                         --------
any state of the United States;

          (b) the sale contemplated hereby is being made in a transaction not involving any public offering within the meaning of the 1933 Act, and that, accordingly, the shares of Esperion Common issued hereunder are "restricted securities" within the meaning of Rule 144 under the 1933 Act ("Rule 144"), and
                                                                --------
therefore may not be offered or sold by the undersigned, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom, except in compliance herewith;

          (c) he, she or it has not acquired the shares of Esperion Common issued hereunder as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

          (d) unless such shares are registered under the 1933 Act, he, she or it will not offer, sell, pledge or otherwise transfer any of the shares of Esperion Common issued hereunder except (a) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, (b) in another transaction otherwise exempt from registration under the 1933 Act in compliance with Rule 144 or Rule 145 under the 1933 Act, if applicable, and in compliance with any applicable state securities laws of the United States, or (c) pursuant to another applicable exemption from such registration and applicable state securities laws as evidenced by an opinion of counsel of recognized standing in form reasonably satisfactory to Esperion; it being understood and acknowledged by the Talaria Stockholders that, except as contemplated herein, Esperion is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission (the "SEC") or with any state securities
                                         ---
administrator any registration statement in respect of resales of any of the shares of Esperion Common issued hereunder in the United States;

          (e) all certificates representing the shares of Esperion Common issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the legends set forth in
Section 2.3(f) hereof; and

          (f) Esperion has the right to instruct its transfer agent not to record a transfer by any person in the United States without first being notified by Esperion that it is reasonably satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws.

     2.5  Stockholder Representative.  The Stockholder Representative shall
          --------------------------
act as the agent for the Talaria Stockholders for purposes of mailing and receiving transmittal letters and distributing consideration to the Talaria Stockholders.

     2.6  No Fractional Esperion Common.  Notwithstanding any other provision
          -----------------------------
of this Agreement, neither certificates nor scrip for fractional shares of Esperion Common shall be issued to any holder of Talaria Common or Talaria Preferred in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each holder of shares of Talaria Common or Talaria Preferred who otherwise would have been entitled to receive a fraction of a share of Esperion Common (after aggregating all fractional shares of Esperion Common to be received by such holder) shall receive in lieu thereof cash (rounded to the nearest whole cent), without interest, in an amount determined by multiplying such holder's fractional interest by $9.00. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates for shares of Talaria Common or Talaria Preferred shall be repaid to the

Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     2.7  Distribution of Esperion Common.  (a) At the Effective Time, each
          -------------------------------
holder of an outstanding certificate or certificates for shares of Talaria Common or Talaria Preferred shall cease to have any rights as a stockholder of Talaria, except such rights, if any, as such holder may have with respect to Dissenting Shares. Each such holder of an outstanding certificate or certificates for shares of Talaria Common or Talaria Preferred converted in the Merger, upon surrender of each such certificate to Esperion, shall receive promptly in exchange for each such certificate the shares of Esperion Common and cash for fractional shares (if any) to which such holder is entitled pursuant to Sections 2.3 and 2.6. Pending such surrender and exchange, such holder's certificate or certificates for shares of Talaria Common or Talaria Preferred shall be deemed for all corporate purposes, by virtue of the Merger and without any action on the part of the holder thereof, to evidence only the right to receive the shares of Esperion Common and cash provided for under this Agreement. Unless and until any such outstanding certificates for shares of Talaria Common or Talaria Preferred shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of Esperion Common as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding certificate and such holder's other rights as a stockholder of Esperion shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of Esperion Common issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of Esperion Common represented by such certificate issued upon such surrender and exchange, and such holder's other rights as a stockholder of Esperion shall thereafter be restored.

          (b) In the event any certificates for shares of Talaria Common and Talaria Preferred converted in the Merger shall have been lost, stolen or destroyed, Esperion shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact and an indemnity by the holder thereof, such shares of Esperion Common and such cash (if any) as may be required pursuant to Sections 2.3 and 2.6 hereof; provided, that, in the
                                                     --------
event a holder of Talaria Common or Talaria Preferred cannot exchange his or her certificate(s) because they have been lost, stolen or destroyed, Esperion may, in its reasonable discretion and as a condition precedent to the issuance thereof, require such holder to deliver (i) a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Esperion with respect to the certificate(s) alleged to have been lost, stolen or destroyed, and (ii) any other documents or instruments reasonably requested by Esperion's transfer agent.

     2.8  Talaria Stock Options.  Prior to the Effective Time, Talaria shall
          ---------------------
take all action necessary to cause the acceleration of all vesting by Talaria and exercise by the holders thereof, immediately prior to the Effective Time, of all outstanding options to purchase Talaria Common outstanding as of the Effective Time (the "Outstanding Talaria Options").
                     ---------------------------

     2.9  Closing of Stock Transfer Books.  The stock transfer books of Talaria
          -------------------------------
shall be closed at the close of business on the business day immediately preceding the Effective Time. In the event of a transfer of ownership of Talaria Common or Talaria Preferred which is not registered in the transfer records of Talaria, the shares of Esperion Common and cash, and cash for fractional shares (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Talaria Common or Talaria Preferred is presented to Esperion, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     2.10 Dissenting Shares.  Shares of Talaria Common or Talaria Preferred
          -----------------
that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with
Section 262 of the Delaware Corporation Law (the "Dissenting Shares") shall not
                                                  -----------------
be converted into the right to receive shares of Esperion Common and cash in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the Delaware Corporation Law or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Corporation Law or such holder's demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of Esperion Common and cash into which such holder's Talaria Common or Talaria Preferred was converted as of the Effective Time pursuant to this Agreement. No distribution shall be made by Esperion in respect of any share of the Talaria capital stock (A) that has not voted for adoption of this Agreement or (B) in respect of which a waiver of the appraisal rights, pursuant to Section 262 of the Delaware Corporation Law, has not been delivered by the holder thereof, until the business day immediately following the date on which the statutory 20-day period, during which the holder of such shares may demand appraisal of such shares from the Surviving Corporation pursuant to Section 262(d)(2) of the Delaware Corporation Law, elapses. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation, and Esperion shall not reimburse the Surviving Corporation for such payments nor shall Esperion, directly or indirectly, provide funds for such payments.

     2.11 Currency.  All cash to be distributed as provided in this Agreement
          --------
shall be in U.S. dollars and all references to "dollars" or "$" in this Agreement are to U.S. dollars.

     2.12 Withholding Rights.  Notwithstanding anything to the contrary set
          ------------------
forth in this Agreement, Esperion shall be entitled to deduct and withhold from the Merger consideration otherwise payable pursuant to this Agreement to any holder of Talaria Common or Talaria Preferred such amounts as Esperion is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Talaria Common or Talaria Preferred in respect of which such deduction and withholding was made by Esperion.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TALARIA
                   -----------------------------------------

     Talaria hereby represents and warrants to each of Esperion, the Company and, after the Effective Time, the Surviving Corporation, as follows:

     3.1  Corporate Existence and Power.  Talaria is a corporation duly
          -----------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted. Talaria is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 10.9(c) hereof) on Talaria. All jurisdictions in which Talaria is so qualified to do business are listed in Schedule 3.1. Talaria has previously delivered to
                       ------------
Esperion and the Company true and complete copies of the certificate of incorporation and by-laws of Talaria, as amended to date and as currently in effect, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of Talaria.

     3.2  Corporate Authorization.  (a) The execution, delivery and performance
          -----------------------
by Talaria of this Agreement and the other documents, agreements and instruments executed in connection herewith (collectively, the "Transaction Documents") and
                                                    ---------------------
the consummation by Talaria of the Merger and other transactions contemplated hereby and thereby are within Talaria's corporate power and authority and have been duly authorized by all necessary corporate action (other than the Stockholder Approval as defined in Section 3.2(b) below). The Board of Directors of Talaria has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of Talaria's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and
(iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by Talaria's stockholders. This Agreement has been duly authorized, executed and delivered by Talaria and constitutes a valid and binding obligation of Talaria, enforceable against Talaria in accordance with its terms.

          (b) The affirmative vote of (i) the holders of a majority the outstanding shares of Talaria's Common Stock and Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the Preferred Stock, voting together as a single class, are the only votes (collectively, the "Stockholder Approval") of Talaria's capital stock necessary to approve this
 --------------------
Agreement and the Merger.

     3.3  Governmental Authorization.  Except as set forth in Schedule 3.3,
          --------------------------                          ------------
the execution, delivery and performance by Talaria of this Agreement and the other Transaction Documents, and the consummation of the Merger and other transactions contemplated by this Agreement and the other Transaction Documents by Talaria, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental
                                                                ------------
Authority"), other than routine filings with the Secretary of State of the State
---------
of Delaware necessary to consummate the Merger.

     3.4  Non-Contravention.  Except as disclosed in Schedule 3.4, the
          -----------------                          ------------
execution, delivery and performance by Talaria of this Agreement and the other Transaction Documents, and the consummation of the Merger and other transactions contemplated by this Agreement and the Transaction Documents by Talaria, do not and will not, with or without the giving of notice, the lapse of time or both:
(i) contravene or conflict with the certificate of incorporation or by-laws of Talaria, (ii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Talaria, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Talaria or to a loss of any benefit to which Talaria is entitled, under any provision of
(A) any agreement, contract, indenture, lease or other instrument binding upon Talaria, or (B) any license, franchise, permit or other similar authorization held by Talaria, or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of Talaria.
               ----

     3.5  Capitalization.  The authorized capital stock of Talaria consists
          --------------
of: (a) 5,000,000 shares of Talaria Preferred, of which 1,500,000 are designated Series A Preferred, all of which are issued and outstanding; and of which 833,334 are designated as Series B Preferred Stock, all of which are issued and outstanding; and (b) 9,000,000 shares of Talaria Common, of which 2,333,000 are issued and outstanding, none of which are held in the treasury of Talaria, and 70,000 of which are reserved for issuance upon exercise of Outstanding Talaria Options. All issued and outstanding shares of Talaria Common and Talaria Preferred are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Talaria or any other person, and have been issued in compliance with federal and state securities laws. Except as set forth on Schedule 3.5,
                                                               ------------
there are no outstanding (a) shares of capital stock or other voting securities of Talaria, (b) securities of Talaria convertible into or exchangeable for shares of capital stock or voting securities of Talaria, (c) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Talaria, or agreements, commitments or obligations of Talaria to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Talaria, or (d) any agreement, commitment or obligation of Talaria to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses (a), (b) (c) and (d) being referred to collectively as the "Talaria Securities"). Except as set forth on Schedule 3.5,
                     ------------------                           ------------
there are no outstanding obligations of Talaria to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Talaria Securities. Schedule 3.5
                                                                 ------------
sets forth a true and complete list of the record owners of all Talaria Securities.

     3.6  Subsidiaries.  Talaria does not hold or own, directly or indirectly,
          ------------
any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

     3.7  Financial Statements.  Talaria has previously delivered to Esperion
          --------------------
and the Company the following financial statements (collectively, the "Financial
                                                                       ---------
Statements"):
----------

          (a) the audited consolidated balance sheet of Talaria as of December 31, 1999 (the "Balance Sheet") and the related statements of operations,
               -------------
stockholders' equity and cash flows for the year ended December 31, 1999, together with the notes thereto, in each case audited by, and accompanied by the report thereon of Goldenberg Rosenthal, LLP; and

          (b)  the unaudited balance sheet of Talaria as of June 30, 2000 (the

"Unaudited Balance Sheet") and the related statements of operations,
------------------------
stockholders' equity and cash flows for the six (6) months then ended, in each case reviewed by and accompanied by the report thereon of Goldenberg Rosenthal, LLP.

     Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly presents the financial position of Talaria as of its date or the results of operations or changes in financial position, as is appropriate, of Talaria for the periods then ended (subject, in the case of unaudited interim financial statements to normal recurring year-end adjustments, which adjustments will not be material in amount or effect). The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of Talaria, and Talaria's books of account have been maintained on a consistent basis. Talaria has no accounts receivable from the sale of products.

     3.8  Absence of Undisclosed Liabilities.  Talaria has no liabilities or
          ----------------------------------
obligations, except those liabilities or obligations (including those which have been incurred but are not yet billed, due or payable) which are (a) fully reflected or in the aggregate adequately reserved against in the Balance Sheet (including any notes thereto), or (b) disclosed in Schedule 3.8. To the
                                                   ------------
knowledge of Talaria, there is no basis for any assertion against Talaria of any liability or obligation of any nature or in any amount not (a) fully reflected or in the aggregate adequately reserved against in the Unaudited Balance Sheet, or (b) disclosed in Schedule 3.8 hereto. For the purposes of this Agreement the
                    ------------
phrase "liabilities or
        --------------
obligations" shall include any direct or indirect indebtedness, claim, loss,
-----------
damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     3.9  Properties.  Except as set forth in Schedule 3.9(a), all of the
          ----------                          ---------------
material tangible assets and properties of Talaria are reflected on the Unaudited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles), and Talaria has good, valid and marketable title to all of its owned assets and properties, tangible or intangible (including financial assets) (collectively, the "Assets"), free and
                                                            ------
clear of all Liens, except Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings. Schedule 3.9(b) sets forth
                                                     ---------------
a list of the Assets.

     3.10 Real Property.  Talaria does not own or lease (and has never owned or
          -------------
leased) any real property.

     3.11 Condition of Tangible Assets.  All tangible property of Talaria is in
          ----------------------------
good operating condition, reasonable wear and tear excepted, and the operation and use of such property in the business of Talaria conforms in all respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     3.12 Intellectual Property.  Talaria owns, or is licensed or otherwise
          ---------------------
possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, formulae, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Talaria as currently conducted or as proposed to be conducted by Talaria (excluding any of the foregoing validly licensed from third parties as set forth on Schedule 3.12(b), the "Talaria Intellectual Property
                        ---------------        -----------------------------
Rights").  Schedule 3.12(a) sets forth a list of all U.S. and foreign patents,
------     ----------------
patent applications, reissues, reexaminations, extensions, continuations, divisionals and continuations in part, trademarks, trademark applications, service marks, service mark applications, trade names, registered copyrights and copyright applications owned or licensed and used or held for use by Talaria, specifying as to each, as applicable: (i) the nature of such right; (ii) the owner of such right; and (iii) the jurisdictions by or in which such right has been issued or registered or in which an application has been filed, including the respective patent, registration, application or serial numbers and filing, issue or both dates. Except as set forth in Schedule 3.12(a), Talaria has
                                             ----------------
received executed assignments for each of Talaria's patents and patent applications listed in Schedule 3.12(a), and has recorded or will record the
                       ----------------
assignments for each of Talaria's United States and foreign patents and patent applications in the United States Patent and Trademark Office and in the appropriate patent offices, respectively. As of the date hereof, all registered trademarks, service marks and copyrights held by Talaria are valid and subsisting. As of the date hereof, all patents held by or licensed by Talaria are valid and subsisting, and all patent applications are pending in their respective patent offices, and Talaria is unaware of any defects in the prosecution of any such application that would irrevocably foreclose the grant of patent rights under such applications.

     Schedule 3.12(b) sets forth a complete list of (i) all licenses,
     ----------------
sublicenses and other agreements as to which Talaria is a party and pursuant to which any person is authorized to use any Talaria Intellectual Property Right or any trade secret material to Talaria including the identity of all parties thereto; and (ii) all licenses, sublicenses and other agreements as to which Talaria is a party and pursuant to which Talaria is authorized to use (1) any third party patents, trademarks or copyrights (the "Talaria Third Party
                                                    -------------------
Intellectual Property Rights"), or (2) any trade secret of a third party in or
----------------------------
as to any Talaria product including the identity of all parties thereto. Except as set forth on Schedule 3.12(b), Talaria has the
                ----------------
exclusive right to use the Talaria Third Party Intellectual Property Rights. Talaria has no reason to believe that the Talaria Third Party Intellectual Property Rights are not owned by or have not been assigned or licensed to the licensor of such right. Talaria is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any term or provision of any license, sublicense or agreement described on Schedule 3.12(b).
                                     ----------------

    Except as set forth in Schedule 3.12(c), no claims with respect to Talaria
                           ----------------
Intellectual Property Rights, any trade secret of Talaria, or Talaria Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Talaria Third Party Intellectual Rights by or through Talaria), have been asserted or, to the knowledge of Talaria, are threatened by any person. Talaria does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Talaria infringes on any patent, trademark, service mark, copyright or trade secret; (ii) against the use by Talaria of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Talaria's business as currently conducted or as proposed to be conducted by Talaria; (iii) challenging the ownership, validity or effectiveness of any of Talaria Intellectual Property Rights or other trade secret material to Talaria; or (iv) challenging Talaria's license or legally enforceable right to use, or the validity or effectiveness of Talaria Third Party Intellectual Rights. Talaria (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) except as set forth in Schedule 3.12(c), to the knowledge of
                                         ----------------
Talaria, has not been threatened or charged in writing, orally or otherwise, with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and
(iii) has no knowledge that would form a basis for any such threat or claim. Notwithstanding anything to the contrary set forth in this Agreement, Talaria makes no representation or warranty in this Section 3.12 with respect to any claim, suit or threat on or prior to the date hereof by (i) Esperion or any person who is or was an employee of Esperion on or prior to the date of this Agreement, or (ii) any third party whose rights or alleged rights arise from or through Esperion or any person who is or was an employee of Esperion on or prior to the date of this Agreement.

    Except for matters relating to the Lawsuit referred to in Section 3.14, to the knowledge of Talaria there is no unauthorized use, disclosure, infringement or misappropriation of any of Talaria Intellectual Property Rights or any material trade secret of Talaria, or any Talaria Third Party Intellectual Property Right to the extent licensed by or through Talaria, by any third party. Talaria has no knowledge that any of its proposed products would infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

    No Talaria Intellectual Property Right, trade secret of Talaria, or Talaria Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patents, trademarks or copyrights) or stipulation restricting in any manner the licensing thereof by Talaria. No Talaria Intellectual Property Right has been developed pursuant to a government grant or contract. Except as set forth in Schedule 3.12(d), Talaria has not entered into any
                       ----------------
agreement to indemnify any other person against any charge of infringement of any Talaria Third Party Intellectual Property Right.

    Talaria has taken measures consistent with industry practice to protect and preserve (i) the validity and enforceability of patents included in the Talaria Intellectual Property Rights; (ii) the confidentiality, validity and enforceability of pending patent applications or copyrights included in the Talaria Intellectual Property Rights; (iii) the validity and enforceability of trademarks included in the Talaria

Intellectual Property Rights; and (iv) the confidentiality and validity and enforceability of its trade secrets and other confidential information. Except as set forth on Schedule 3.12(d), all consultants of Talaria have executed
                ----------------
nondisclosure and assignment of inventions agreements to protect the confidentiality and to vest in Talaria exclusive ownership of such Intellectual Property Rights. No trade secret or confidential information of Talaria has been used, divulged or appropriated for the benefit of any person other than Talaria or otherwise to the detriment of Talaria. No consultant of Talaria has used any trade secrets or other confidential information of any other person in the course of their work for Talaria and, except as set forth in Schedule 3.12(d),
                                                             ----------------
Talaria has not been sued, charged or, to the knowledge of Talaria, threatened with any such claim. Talaria has no written or oral agreements with consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee or consultant may have nonexclusive rights to the portions of Talaria's Intellectual Property Rights so created by such individual.

    No officer or consultant of Talaria is, or, to Talaria's knowledge after due inquiry, is now expected to be, in violation of any term of any engagement contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer or consultant to be engaged by Talaria because of the nature of the business conducted or to be conducted by Talaria or relating to the use of trade secrets or proprietary information of others; the continued retention of its officers or consultants does not subject Talaria to any liability with respect to any of the foregoing matters; and, except as set forth in Schedule 3.12(d), Talaria has not been sued, charged or, to the
         ----------------
knowledge of Talaria, threatened with any claim with respect to any of the foregoing matters.

    3.13  Absence of Certain Changes.  Except as disclosed in Schedule 3.13,
          --------------------------                          -------------
since May 12, 2000, except with respect to the Lawsuit and the transactions contemplated by this Agreement, the business of Talaria has been conducted in the ordinary course and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on Talaria;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Talaria, or any repurchase, redemption or other acquisition by Talaria of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Talaria;

          (c) any amendment of any term of any outstanding security of Talaria;

          (d) any incurrence, assumption or guarantee by Talaria of any indebtedness for borrowed money other than in the ordinary course of business, but in any event not exceeding an aggregate of $10,000;

          (e) any creation or assumption by Talaria of any Lien on any asset;

          (f) any making of any loan, advance or capital contributions to or investment in any person;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Talaria which has had or would reasonably be expected to result in or have a Material Adverse Effect on Talaria;

          (h) any acquisitions of any capital assets or any other investments;

          (i) any sale, lease, pledge, transfer or other disposition of any capital assets;

          (j) any transaction or commitment made, or any contract or agreement entered into, by Talaria relating to its assets or business (including the acquisition or disposition of any assets) other than those transactions covered by any other subparagraphs of this Section 3.13 or any relinquishment by Talaria of any contract or other right, in either case, involving an amount in excess of $10,000;

          (k) any change in any method of accounting or accounting practice by Talaria;

          (l) any (i) grant of any severance or termination pay to any director or officer of Talaria, (ii) entering into of any management, consulting, compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or consultant of Talaria, (iii) change in benefits payable under existing management, consulting or other similar agreements, or (iv) change in compensation, bonus or other benefits payable to directors, consultants or officers of Talaria;

          (m) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Talaria to compete with any person in any geographic area or engage in any line of business;

          (n) any joint venture or similar arrangement which involves a sharing of profits or future payments to other persons;

          (o) any license of Talaria Intellectual Property Rights or Talaria Third Party Intellectual Property Rights; or

          (p) any agreement, undertaking or commitment to do any of the foregoing.

    3.14  Litigation.  Except for the action captioned Kevin J. Williams and
          ----------                                   ---------------------
Talaria Therapeutics, Inc. v. University of British Columbia, Inex
------------------------------------------------------------------
Pharmaceuticals Corp., Esperion Therapeutics, Inc., Michael J. Hope and Wendy
-----------------------------------------------------------------------------
Rodrigueza, Case No. CV-00-485-A (the "Lawsuit"), and as set forth on Schedule
----------                             -------                        --------
3.14, there is no action, suit, investigation or proceeding pending against or,
----
to the knowledge of Talaria, and except as set forth in Schedule 3.14,
                                                        -------------
threatened against or affecting, Talaria or any of its properties or assets before any court or arbitrator or any Governmental Authority. Except as set forth in Schedule 3.14, there is no litigation pending or, to the knowledge of
         -------------
Talaria, except set forth in Schedule 3.14, threatened against any director or
                             -------------
officer relating to Talaria or its business. Neither Talaria nor any director or officer is subject to any judgment, order or decree relating to Talaria entered in any lawsuit or proceeding or issued by any Governmental Authority. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to Talaria) involving the prior engagement of any of the Talaria's directors or officers or their use in connection with Talaria's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person.

    3.15  Material Contracts.  (a) Except for agreements, contracts, plans,
          ------------------
leases, arrangements or commitments disclosed in Schedule 3.15 (the
                                                 -------------
"Contracts"), Talaria is not a party to or subject to:
 ---------

          (i) any agreements that contain any unpaid severance liabilities or obligations;

          (ii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (iii) any employment or consulting agreement, contract or commitment;

          (iv) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (v)     any fidelity or surety bond or completion bond;

          (vi)    any agreement of indemnification or guaranty;

          (vii) any agreement, contract or commitment containing any covenant limiting the freedom of Talaria to engage in any line of business or compete with any person;

          (viii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000;

          (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties;

          (xi) any purchase order or contract for the acquisition of assets involving $10,000 or more;

          (xii)   any construction contracts;

          (xiii) any distribution, joint marketing, teaming or development agreement;

          (xiv) any distributor, dealer, franchise, original equipment manufacturer, value-added reseller, manufacturer's representative or sales agency contract or commitment;

          (xv) any agreements pertaining to Talaria's maintenance or support of its products, services or supplies which involves $5,000 or more; or

          (xvi)   any other material agreement, contract or commitment.

    Talaria has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any Contract. Each Contract is a valid and binding agreement of Talaria and each other party thereto and is in full force and effect and is not subject to any default thereunder of which Talaria is aware by any party obligated to Talaria pursuant thereto. Talaria has obtained, or will obtain prior to the

Effective Time, all necessary consents, waivers and approvals as are required in connection with the Merger under any of the Contracts.

          (b) There is no Contract to which Talaria is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by Talaria to result in any loss to Talaria upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation.

    3.16 Taxes.  (a) The term "Taxes" as used herein means all federal, state,
         -----                 -----
local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of
                                                          ---
the foregoing taxes.  The term "Returns" as used herein means all returns,
                                -------
declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, and "Return" means any
                                                             ------
one of the foregoing returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. The representations and warranties contained in this Section 3.16 shall pertain to the period from Talaria's inception up to and including the Effective Time.

          (b) Except as set forth in Schedule 3.16)(b), Talaria has filed all
                                     -----------------
Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct in all material respects. Except as set forth in Schedule 3.16(b), none of the Returns filed or required to be filed by
         ----------------
Talaria on or before the Effective Time contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

          (c) All Taxes shown to be payable by Talaria on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Talaria with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period ending on or prior to the Effective Time. Talaria has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of Talaria with respect to Taxes, other than Liens for Taxes not yet due and payable or for ad valorem property Taxes that Talaria is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements and there will be no Liens from the transaction other than those caused by Esperion's actions or elections made after the Closing.

          (d) The amount of Talaria's liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Balance Sheet and Talaria will incur no additional Taxes subsequent to the date of the Balance Sheet until the Effective Time except in the ordinary course of business.

          (e) Except as set forth in Schedule 3.16(c):  No issues have been
                                     ----------------
raised in writing (or, to the knowledge of Talaria, orally) and are currently pending by any taxing authority in connection with any of the Returns of Talaria. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from Talaria. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial Statements. All elections with respect to Taxes affecting Talaria, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Esperion. As of the Effective Time Talaria will not be, and as of the date hereof, except as set forth in Schedule 3.16, Talaria is not, a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. Talaria has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and Talaria will not be required to make any such adjustment solely as a result of the transactions contemplated by this Agreement. Talaria is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Talaria is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Talaria is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for Taxes under contract. Talaria has not ever been a member of a group of corporations filing a consolidated, unitary or combined Return. Talaria has not taken any action that would have the effect of deferring any liability for Taxes for Talaria from any taxable period ending at or before the Effective Time to any taxable period thereafter. Talaria has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. No written claim has ever been made by a tax authority in a jurisdiction where Talaria does not file Returns that it is or may be subject to Tax in that jurisdiction. Talaria is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Talaria has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. Talaria has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. Talaria has complied in all material respects with all federal, state, local and foreign Tax withholding obligations arising in connection with the cancellation or exercise of Talaria options, rights and warrants, and Esperion shall have no liability therefor. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by Talaria, and is currently in force, with respect to any matter relating to Taxes.

    (f) Neither Talaria nor any director or officer (or employee responsible for Tax matters) of Talaria expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Schedule 3.16(f) lists
                                                       ----------------
all federal, state, local and foreign income Tax Returns filed with respect to Talaria for taxable periods ended after September 1, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Talaria has delivered to Esperion correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Talaria since September 1, 1998.

    (g) Talaria has not agreed to any extension of time with respect to a Tax assessment or deficiency.

    3.17  Employees.  Talaria has no employees (salaried or non-salaried) and,
          ---------
except as set forth in Schedule 3.17, never has had any employees.
                       -------------

    3.18  Transactions with Affiliates.  Except as set forth in Schedule 3.18,
          ----------------------------                          -------------
there are no loans, leases, royalty agreements or other continuing transactions between Talaria, on the one hand, and any affiliate of Talaria, any of the stockholders of Talaria, any affiliate of any stockholder of Talaria, or any member of any such stockholder's family, on the other hand. Except as set forth in Schedule 3.18, none of the officers or directors of Talaria (a) has any
   -------------
direct or indirect interest in any entity which does business with Talaria; (b) has any direct or indirect interest in any property, asset or right which is used by Talaria in the conduct of its business; or (c) has any contractual relationship with Talaria other than such relationships which occur from being an employee, officer, director or stockholder of Talaria.

    3.19  Insurance Coverage.  Schedule 3.19 sets forth an accurate and
          ------------------   -------------
complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, officers and directors of Talaria. Except as set forth in Schedule 3.19, there is no claim by Talaria pending under
                       -------------
any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Talaria has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the dates indicated on Schedule 3.19 and remain in full force and effect.
                             -------------
Talaria has no knowledge of any threatened termination of, or has received written notice of, any premium increase with respect to, any of such policies or bonds.

    3.20  Compliance with Laws; No Defaults.  Except as disclosed in Schedule
          ---------------------------------                          --------
3.20, Talaria is not in violation of any applicable provisions of any law,
----
statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have a Material Adverse Effect on Talaria. Talaria is not in default under, and to its knowledge no condition exists that with notice or lapse of time or both would constitute a default under, any applicable law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for defaults that could not reasonably be expected to have a Material Adverse Effect on Talaria.

    3.21  Finders' Fees.  There is no investment banker, broker, finder or
          -------------
other intermediary that has been retained by or is authorized to act on behalf of Talaria who might be entitled to any fee or commission from Esperion, the Company, Talaria or any other person upon consummation of the transactions contemplated by this Agreement.

    3.22  Environmental Matters.  Except as disclosed on Schedule 3.22,
          ---------------------                          -------------

          (a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to Talaria's knowledge, threatened by any governmental entity or other person with respect to any (A) alleged violation by Talaria of any Environmental Law (as defined below) or liability thereunder, (B) alleged failure by Talaria to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of its business, or (C) Release by Talaria of Hazardous Substances;

          (b) to the knowledge of Talaria, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or was present at any property now owned or leased by Talaria or was present at any property owned or leased by during the time such property was sold or such lease was terminated by Talaria; and

          (c) there are no Environmental Liabilities (as defined below) that have had or, to the knowledge of Talaria, may reasonably be expected to have a Material Adverse Effect on Talaria.

          (d) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Talaria has possession, or to the knowledge of Talaria, to which it has access, in relation to the current or prior business of Talaria or any property or facility now or previously owned or leased by Talaria which has not been delivered to Esperion at least ten (10) days prior to the date hereof.

          (e) To the knowledge of Talaria, Talaria has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to Talaria's knowledge, proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or, to Talaria's knowledge, other investigations which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA or analogous state environmental clean-up laws.

          (f) "CERCLA" means the Comprehensive Environmental Response,
               ------
Compensation and Liability Act of 1980, as amended.

          (g) "Environmental Laws" means any and all laws or regulations,
               ------------------
judicial decisions, orders or permits relating to the environment or to emissions, discharges or releases of any Hazardous Substance into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the clean-up or other remediation thereof.

          (h) "Environmental Liabilities" means all liabilities arising in
               -------------------------
connection with or in any way relating to the assets of Talaria or Talaria's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential (including liabilities arising out of activities of NDA Associates, Inc. on behalf of Talaria), which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.22, or (ii) arise from or relate in
                               -------------
any way to actions occurring or conditions existing before the Closing Date.

          (i) "Hazardous Substance" means any and all pollutants and
               -------------------
contaminants and any and all toxic, radioactive, biohazardous or otherwise hazardous materials, substances or wastes that are regulated under Environmental Laws, including without limitation regulated medical waste, oil and other petroleum products.

          (j) "Release" means any prohibited spilling, leaking, pumping,
               -------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment

(including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles).

    3.23  Employee Plans.  Talaria does not have, and has never had, any
          --------------
employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

    3.24  Non-Competition Agreements.   Schedule 3.24 sets forth a true and
          --------------------------    -------------
complete list of each consultant or other agent of Talaria who has access to confidential information. Each person listed on Schedule 3.24 has executed the
                                                  -------------
Non-Competition and Nondisclosure Agreement substantially in the form of Exhibit
                                                                         -------
F  (collectively, the "Non-Competition Agreements"), and the Non-Competition
--                     --------------------------
Agreements are in full force and effect.

    3.25  Other Information.   This Agreement and the Schedules hereto, taken
          -----------------
as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF ESPERION AND THE COMPANY
           ----------------------------------------------------------

    Esperion and the Company hereby jointly and severally represent and warrant to Talaria as follows:

    4.1   Corporate Existence and Power.  Each of Esperion and the Company is a
          -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. Esperion is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Esperion and its subsidiaries, taken as a whole.

    4.2   Corporate Authorization.  The execution, delivery and performance by
          -----------------------
each of Esperion and the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by Esperion and the Company of the Merger and other transactions contemplated hereby and thereby are within the corporate power and authority of Esperion and the Company, respectively, and, have been duly authorized by all necessary corporate action. Each of the Agreement and the other Transaction Documents to which each of Esperion and the Company is a party has been duly and validly authorized, executed and delivered by Esperion and the Company, respectively, and constitutes a valid and binding obligation of Esperion and the Company, enforceable against Esperion and the Company in accordance with its terms.

    4.3   Governmental Authorization.  The execution, delivery and performance
          --------------------------
by Esperion and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Esperion and the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than (a) routine filings with the Secretary of State of the State of Delaware necessary to consummate the Merger; and (b) compliance with the applicable requirements of the 1933 Act and any applicable state securities and blue sky laws in connection with the offering, sale and delivery of the shares of Esperion Common to be issued in the Merger.

    4.4   Non-Contravention.  The execution, delivery and performance by
          -----------------
Esperion and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Esperion and the Company do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificates of incorporation or by-laws of Esperion or the Company, or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Esperion or the Company.

    4.5   Capitalization.  (a) As of August 15, 2000,  the authorized capital
          --------------
stock of Esperion consisted of (i) 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which were issued and outstanding, and (ii) 50,000,000 Common Shares, of which 24,044,559 shares were issued and outstanding.

          (b) The authorized capital stock of the Company consists of one hundred (100) shares of Common Stock, par value $.001 per share, of which one hundred (100) shares are issued and outstanding and owned of record by Esperion.

    4.6   Finders' Fees.  There is no investment banker, broker, finder or
          -------------
other intermediary that has been retained by or is authorized to act on behalf of Esperion who might be entitled to any fee or commission from Esperion, the Company, Talaria or any other person upon consummation of the transactions contemplated by this Agreement.

    4.7   Prospectus.    Esperion has filed all forms, reports and documents
          ----------
required to be filed by it with the SEC since August 10, 2000 (collectively, the "Purchaser Reports"). As of their respective dates, the Purchaser Reports: (a)
 -----------------
complied as to form in all material respects with the applicable requirements of the 1933 Act and the Securities and Exchange Act of 1934, as amended (the

"Exchange Act") and the rules and regulations thereunder, and (b) did not
-------------
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (b) of the preceding sentence shall not apply to any misstatement or omission in any Purchaser Report filed prior to the date of this Agreement that was superseded by a subsequent Purchaser Report filed prior to the date of this Agreement that specifically corrected such misstatement or omission in the applicable Purchaser Report and shall not apply to any material or information supplied to Esperion by or on behalf of Talaria prior to the Effective Time of the Merger.


                                   ARTICLE V

                                   COVENANTS
                                   ---------

    5.1   Mutual Covenants and Agreements.  Each of the parties hereby
          -------------------------------
covenants and agrees with the other parties as follows:

          (a)  Cooperation.  It shall cooperate fully with the other parties
               -----------
hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of Esperion. Subject to its further rights under this Agreement, it shall use all reasonable efforts to cause the Closing to occur at the earliest practicable time.

          (b)  Other Required Information.  It shall furnish to the other
               --------------------------
parties hereto any application or statement, and all information concerning itself and its subsidiaries as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement, or otherwise.

          (c)  Confidentiality.  Talaria and Esperion have agreed in that
               ---------------
certain Reciprocal Confidentiality Agreement effective May 19, 2000 (the "Confidentiality Agreement") to, among other things, protect the confidential
--------------------------
information of the other party. The Company and Esperion each hereby affirm each of their obligations under such agreement which shall continue in full force and effect in accordance with its terms.

          (d)  No Publicity.  No party shall issue or cause to be issued any
               ------------
press release or make or cause to be made any other public statement concerning the transactions contemplated by this Agreement prior to the Effective Time
without obtaining the prior approval of the other party.   From and after the
Effective Time, none of the Talaria Stockholders or their respective affiliates shall issue or cause to be issued any press release or make or cause to be made any other public statement concerning the transactions contemplated by this Agreement without obtaining the prior approval of Esperion. Nothing herein shall prohibit Williams from discussing scientific information (other than Confidential Information (as such term is defined in the Consulting, Non-Disclosure, Invention Assignment and Non-Compete Agreement dated October 2, 1998 between Talaria, Williams and RTLC) unless such disclosure is authorized in writing by Esperion prior to such discussion). Notwithstanding the foregoing, "Confidential Information" shall not include information which is public as of the date hereof or becomes public at any time hereafter other than on account of breach by any of the parties to the Noncompetition Agreement described in
Section 7.2(m) hereof of their respective obligations contained therein.

          (e)  Miscellaneous Agreements and Consents.  Subject to the terms and
               -------------------------------------
conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

          (f)  Control.  At the Effective Time, the Surviving Corporation shall
               -------
have sole control over all Assets, including, without limitation, all decisions as to whether to prepare, file, prosecute and/or maintain any patents and patent rights included in the Assets and any divisionals, continuations, reissues, renewals or extensions thereof.

          (g)   Scientific Advisory Board.  Reasonably promptly after the
                -------------------------
Closing, a Scientific Advisory Board (the "Scientific Advisory Board") with
                                           -------------------------
three (3) members shall have been formed to provide review and advice to Esperion, as needed, on the LUV project. The Scientific Advisory Board shall not have any control, consent rights or decision-making power and Esperion shall have no obligation to follow such advice or recommendations. One member of the initial Scientific Advisory Board shall be appointed by the Stockholder Representative (subject to the prior approval of Esperion, which approval shall not be unreasonably withheld) and two members of the initial Scientific Advisory Board shall be appointed by Esperion; provided that Esperion may make such
                                      --------
changes to the Scientific Advisory Board following the Closing as it may determine in its sole discretion. There shall be no substitutions or changes in the composition of the Scientific Advisory Board without Esperion's prior written consent.

    5.2   Certain Covenants of Talaria.  Talaria hereby covenants and agrees
          ----------------------------
with Esperion and the Company as follows:

          (a)  Preservation of Business Organization. Talaria shall use all
               -------------------------------------
reasonable efforts to preserve without material impairment the business organization of Talaria and its goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Talaria.

          (b)  Carry on in Regular Course.  Talaria shall carry on its business
               --------------------------
in the ordinary course in a manner consistent with its past practices.

          (c)  Consents. Talaria shall use all reasonable best efforts to
               --------
obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Talaria is a party or by which Talaria, or any of its assets is bound.

          (d)  Capital Stock.    Except for any agreement by which Talaria was
               -------------
bound immediately prior to the date hereof and specifically provided in this Agreement or disclosed on the Schedules attached hereto, Talaria shall not accelerate, amend or change the period of exercisability of stock options or authorize cash payments in exchange for any stock options. Talaria shall not issue, deliver, sell or grant or authorize or propose the issuance, delivery, sale or grant of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than shares of Talaria Common pursuant to the exercise of the Outstanding Talaria Options or the conversion of the Talaria Preferred.

          (e)  Other Actions.  Without the prior written consent or approval of
               -------------
Esperion, Talaria shall not (i) amend its Charter or by-laws; (ii) declare, set aside or pay any dividend or otherwise make a distribution with respect to any shares of capital stock of Talaria, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Talaria; (iii) amend any term of any outstanding security of Talaria; (iv) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000; (v) create or assume any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Talaria; (vi) make any loan, advance or capital contributions to or investment in any person; (vii) acquire any capital assets or any other investments for aggregate consideration in excess of $10,000; (viii) sell lease, pledge, transfer or dispose of any capital assets for aggregate consideration in excess of $10,000; (ix) enter into any transaction or make any commitment or any contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, material to Talaria, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (x) other than in the ordinary course of business, make or change any election in respect of Taxes, adopt or change any method of accounting or accounting practice in respect of Taxes, enter into any closing agreement, settle any claim in respect of Taxes, or consent to any consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xi) hire any employee; (xii) except as disclosed in Schedule 5.2(e), grant any
                                                     ----------------
severance or termination pay to any director or officer of Talaria, enter into any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Talaria hire any employee, change the benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or change the compensation, bonus or other benefits payable to directors, officers or employees of Talaria, other than increases in the ordinary course of business of the compensation of the employees of Talaria; (xiii) enter into any partnership arrangements, joint development agreements or strategic alliances; (xiv) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Talaria Intellectual Property Rights or enter into grants to future patent rights, other than in the ordinary course of business; (xv) make any grant of exclusive rights to any third party; (xvi) enter into any transaction with any of its stockholders or any affiliates of any of its stockholders, other than in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon terms that are no less favorable to Talaria than Talaria could obtain in a comparable transaction with a person who was not such a stockholder or an affiliate of such a stockholder or other than as contemplated by this Agreement; or (xvii) agree or plan to do any of the foregoing.

          (f)  Access. Talaria shall permit officers, employees, agents,
               ------
attorneys and accountants and other persons designated by Esperion full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the Internal Revenue Service and other records of Talaria in connection with and in furtherance of the transactions contemplated by this Agreement. Unless prohibited by law or contract, such designees of Esperion shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of Talaria as such designees may reasonably request.

          (g)  Documents and Information to be Furnished. Talaria shall deliver
               -----------------------------------------
to Esperion promptly after such documents are available Talaria's unaudited financial reports with respect to months ending after the date hereof and as of the Closing Date all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items Talaria delivers, or is required to deliver, to any of its stockholders.

          (h)  Stockholder Approval. Talaria shall take all action necessary in
               --------------------
accordance with applicable law to obtain the Stockholder Approval.

          (i)  Notices of Certain Events. Talaria shall promptly notify
               -------------------------
Esperion of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

               (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Talaria that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement; and

               (iv) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement, or that constitutes a breach or prospective breach of this Agreement by Talaria, the Talaria Stockholders or any of their affiliates (including, without limitation, any attorneys' lien or other Lien).

          (j)  Accuracy of Representations and Warranties. Talaria shall not
               ------------------------------------------
(a) take or agree or commit to take any action that would make any representation and warranty of Talaria hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

          (k)  No Solicitation. From and after the date of this Agreement until
               ---------------
the earlier of the Effective Time or termination of this Agreement pursuant to its terms or by Esperion for any reason, Talaria shall not, and will instruct its directors, officers, representatives, investment bankers, agents and affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in discussions with, provide information to, or approve a transaction with, any corporation, partnership, person or other entity or group concerning any merger, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Talaria (all such transactions being referred to herein as "Acquisition Proposals"). Talaria shall immediately
                             ---------------------
cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Talaria will
(i) notify Esperion as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal, and (ii) as promptly as practicable notify Esperion of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this
Section 5.2(k), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms or by Esperion for any reason, Talaria will not, and will instruct its directors, officers, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Esperion).

          5.3  Covenants of Esperion and the Company. Esperion and the Company
               -------------------------------------
hereby covenant and agree with Talaria as follows:

               (a) Preservation of Business Organization. Esperion shall
                   -------------------------------------
preserve without material impairment the business organization of Esperion and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Esperion and its subsidiaries.

               (b) Consents. Esperion shall use all reasonable efforts to obtain
                   --------
consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Esperion is a party or by which Esperion or any of its assets is bound.

               (c) Notices of Certain Events. Esperion shall promptly notify
                   -------------------------
Talaria of:

                   (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                   (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                   (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Esperion or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
    Article IV or that relate to the consummation of the transactions contemplated by this Agreement.

          (d) Accuracy of Representations and Warranties. Esperion shall not
              ------------------------------------------
take or agree or commit to take any action that would make any representation and warranty of Esperion hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date.

     5.4  Post-Closing Covenants of Esperion. Esperion hereby covenants and
          ----------------------------------
agrees with Talaria as follows:

          (a) Prepaid Royalty Events. (i) Upon the attainment (if any) by the
              ----------------------
Surviving Corporation of each Prepaid Royalty Event described below on or before the Outside Date listed opposite such Prepaid Royalty Event, Esperion shall distribute to the Stockholder Representative, on behalf of the Talaria Stockholders in accordance with their respective interests, the payment (each a "Prepaid Royalty Payment") listed opposite the applicable Prepaid Royalty Event
 -----------------------
below.

         Prepaid Royalty Event        Amount       Outside Date
         -----------------------      ------       ------------
     1.  Enrollment of first patient  $  750,000   September 21, 2005
         in Phase II Clinical Trial

     2.  Enrollment of first patient  $   [****]   Five (5) years after
         In Phase III Clinical Trial               attainment of Prepaid Royalty
                                                   Event 1 above

     3.  Filing of first NDA in       $   [****]   Seven (7) years after
         the United States                         attainment of Prepaid Royalty
                                                   Event 2 above.

     4.  First NDA Approval in        $   [****]   Seven (7) years after
         the United States                         attainment of Prepaid Royalty
                                                   Event 3 above.

         (ii) Each Prepaid Royalty Payment may be made by Esperion to the Stockholder Representative on behalf of the Talaria Stockholders in cash, shares of Esperion Common or a combination thereof. The determination of the form of each Prepaid Royalty Payment shall be in the sole discretion of Esperion, subject to the requirements of
              Section 5.4 (b)(viii). To the extent Esperion determines to make all or a portion of any Prepaid Royalty Payment in shares of Esperion

              Common, the number of shares of Esperion Common to be so distributed shall be determined by dividing the applicable Prepaid Royalty Payment (or portion thereof) by the "Fair Market Value" of the Esperion Common as of the date the applicable Prepaid Royalty is achieved. As used herein, the "Fair Market Value" of Esperion Common shall mean, as of any date, the value of Esperion Common determined as follows:

                   (A) if Esperion Common is listed on any established stock exchange or a national market system, including, without limitation, the National Market of the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), the Fair Market Value
                                           ------
                        thereof shall be the average closing sales price for such Esperion Common (or the closing bid, if no sales were reported) as quoted on such system or exchange for twenty (20) consecutive trading days ending three (3) trading days before the date of such computation, as reported in The Wall Street Journal;

                   (B) if Esperion Common is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value thereof shall be the mean between the high bid and low asked prices for Esperion Common for twenty (20) consecutive trading days ending three (3) trading days before the date of such determination; or

                   (C) in the absence of an established market for Esperion Common, the Fair Market Value thereof shall be determined in good faith by the Board of Directors of Esperion; provided that if within ten (10) days of its
                                  --------
                        receipt of such determination the Stockholder Representative objects thereto in writing to Esperion, the Stockholder Representative, on behalf of and at the expense of the Talaria Stockholders, shall have the right to have an independent appraiser make its own determination as to the Fair Market Value of Esperion Common. If within ten (10) days of its receipt of such second determination Esperion objects thereto in writing to the Stockholder Representative, a third determination as to the Fair Market Value of Esperion Common shall be made at the joint expense of the Stockholder Representative and Esperion by an independent appraiser mutually selected by Esperion and the Stockholder Representative (with the definitive determination of Fair Market Value of Esperion Common being the average of all three appraisals).

        (iii) For the purposes of this Section 5.4(a), the following terms have the following meanings:

              "NDA" means a New Drug Application or its equivalent.
               ---

              "NDA Approval" means a final, non-contingent approval by the
               ------------
          United States Food and Drug Administration of an NDA.

              "Phase I Clinical Trial" means an initial clinical trial of the
               ----------------------
          Product (as defined below) in humans, conducted on a limited number of subjects for the primary purpose of obtaining initial data on the safety of the Product for use in humans.

              "Phase II Clinical Trial" means a clinical trial of the Product,
               -----------------------
          subsequent to a Phase I Clinical Trial, designed to evaluate, on a preliminary basis, the efficacy of the Product in humans and the optimal dosage of the Product; and

              "Phase III Clinical Trial" means a clinical trial of the Product
               ------------------------
          subsequent to a Phase II Clinical Trial, designed to enable a statistically significant efficacy for the purposes of filing for approval with regulatory authorities.

          (iv) All Prepaid Royalty Payments shall be one hundred percent (100%) credited against, and shall be deemed equivalent to, Royalties otherwise payable pursuant to the terms of Section 5.4(b) below; provided, however,
                                                            --------  -------
     that the amount of Prepaid Royalty Payments credited against any Royalty obligations in any one calendar year shall be limited to fifty percent (50%) of the total amount of the Royalties payable with respect to such year. Any unused credits shall be carried forward until exhausted.

          (b) Royalties. (i) Subject to Section 5.4(a)(iv) above and Section
              ---------
5.4(b)(v) below, Esperion shall pay to the Talaria Stockholders Representative, on behalf of the Talaria Stockholders, in accordance with their respective interests, royalties (the "Royalties") in the amount of (A) [****] (**) of Net Annual Sales of the Products by Esperion in North America, and (B) 25% of sublicensing royalties (which shall not include full time equivalent, milestone, equity or similar payments that are not paid in consideration of Product sales) received by Esperion from sublicensing of Products in North America, subject to a maximum total Royalty obligation of Twenty Million Dollars ($20,000,000) (the "Ceiling"). Royalties shall be payable annually in arrears, within ninety (90)
 -------
days of the end of each calendar year to which such Royalty relates.

          (ii) Each Royalty payment may be made by Esperion to the Stockholder Representative on behalf of the Talaria Stockholders in accordance with their respective interests, in cash, shares of Esperion Common or a combination thereof. The determination of the form of each Royalty payment shall be in the sole discretion of Esperion, subject to the requirement of
     Section 5.4(b)(viii) below. To the extent Esperion determines to make all or a portion of any Royalty in shares of Esperion Common, the number of shares of Esperion Common to be so distributed shall be determined by dividing the applicable Royalty (or portion thereof) by the "Fair Market Value" of the Esperion Common as of the date the applicable Royalty becomes payable.

          (iii) With respect to any Product that includes at least one active ingredient other than LUVs ("Noncovered Active Ingredient") in combination
                                  ----------------------------
     with LUVs (a "Combination Product"), in lieu of the Royalty referred to in

                   -------------------
     Section 5.4(b)(i) above, Esperion shall pay a Royalty equal to the Royalty specified in such Section 5.4(b)(i), multiplied by a factor calculated as follows:

               (A) if both (y) Product(s) incorporating LUVs as the sole active ingredient ("Exclusive Product") and (z) products incorporating
                       -----------------
          Noncovered Active Ingredients as the only active ingredient(s)

          ("Noncovered Product(s)") are sold separately and can be
            ---------------------
          used separately, the ratio of the Price of the Exclusive Product divided by the sum of the Price (as determined in accordance with Section 5.4(b)(iii)(F) below) of the Exclusive Product and the Price of the Noncovered Product that make up the Combination Product, according to the following formula:

                    A/(A+B)

                    where     A = Price of the Exclusive Product
                              B = Price of the Noncovered Product;

                    (B) if only the Exclusive Product is sold separately and can be used separately, the ratio of the Price of the Exclusive Product divided by the Price of the Combination Product, according to the following formula:

                    A/C

                    where     A = Price of the Exclusive Product
                              C = Price of the Combination Product;

               (C) if only the Noncovered Product is sold separately and can be used separately, one minus the ratio of the Price of the Noncovered Product divided by the Price of the Combination Product, according to the following formula:

                    (1-B/C)

                    where     B = Price of the Noncovered Product
                              C = Price of the Combination Product;

               (D) if neither the Exclusive Product nor the Noncovered Product are sold separately or cannot be used separately, a ratio reflecting the relative contribution of the LUVs and Noncovered Active Ingredients to the scientific and commercial performance of such Combination Product. Such relative contribution shall be determined, through the good faith negotiation of the parties, by reference to efficacy, tolerability, safety, cost (including without limitation production cost), regulatory approval issues, formulation issues and whether or not such Noncovered Active Ingredient has been demonstrated, according to then prevailing standards in the biopharmaceutical industry, to have clinical efficacy for the labeled use. If the parties are unable to agree on the relative contributions within thirty (30) days, then the matter shall be referred to an independent consultant in the biopharmaceutical industry who is acceptable to both parties. The determination by such consultant shall be made in accordance with the criteria set forth in this
          Section 5.4(b)(iii)(D), and shall be binding on the parties.

               (E) In no event shall the factor be less than fifty percent
               (50%).

               (F) As used in this Section 5.4(b), "Price" shall be determined
                                                    -----
          by dividing the volume of the Product sold into the Net Annual Sales generated by the volume of the Product sold during the applicable fiscal year.

          (iv) For any Product that is not a Combination Product or for any patented component of a Combination Product, if Esperion acquires a license or sublicense or similar right from a third party that is necessary or useful to operate under, practice or exploit the Assets in any country in North America, and must pay royalties to one or more third parties to obtain such a license, sublicense or similar right in the absence of which the Products could not legally be made, used, imported or sold in any country in North America, and such royalties are in fact paid, Esperion may deduct from Royalties otherwise payable pursuant to this Section 5.4(b) an amount equal to up to fifty percent (50%) of such third party royalty payments; provided that such
                                                         --------
     deduction shall not exceed fifty percent (50%) of the Royalties otherwise payable with respect thereto. For purposes of the foregoing, the term "third party" shall be understood to exclude the following Persons: the University of British Columbia, Inex Pharmaceuticals Corporation, Wendi V. Rodrigueza (but only through such date as she is an employee of Esperion), any entity owned or controlled by Esperion, any entity which owns or controls Esperion, and the assignee of any patent that claims the benefit of the filing of United States Patent Application No. 08/206,415, (or any continuation-in-part or divisional application thereof).

          (v)   Limitation on Royalties. Notwithstanding anything to the
                -----------------------
     contrary contained herein, Esperion shall have the right, by paying to the Talaria Stockholders **** **** ($******), payable in shares of Esperion Common (based on the then Fair Market Value thereof) or cash, in Esperion's sole discretion, subject to the requirements of Section 5.4(b)(viii), to reduce the rate of payment of the Royalties by ****** *****. Upon exercise of that right, the Ceiling shall be immediately decreased to ***** ***** ***** ($*****). For purposes of clarification, no multiple Royalties shall be payable with respect to any Product.

          (vi)  Diligence Requirement. Esperion shall use reasonable commercial
                ---------------------
     efforts to commercialize at least one Product in North America based upon a development plan to be established by Talaria and Esperion within ninety
     (90) days of the Closing (the "Development Plan"). Any material change to
                                    ----------------
     the Development Plan after the Closing shall be subject to review by the Scientific Advisory Board referred to in Article VI below, but Esperion and the Company shall have no obligation to follow the recommendations of the Scientific Advisory Board based upon such review.

          (vii) Reporting/Accounting of Royalties. After the first commercial
                ---------------------------------
     sale of Products, Esperion shall deliver to the Stockholder Representative, on behalf of the Talaria Stockholders, within ninety (90) days after the end of each calendar year, a written report showing its computation of Royalties due under this Agreement during such calendar year. Esperion shall keep full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the Royalties payable pursuant to this Agreement for a period of three (3) years after the date such Royalties become payable. After the first commercial sale of Products and for a period of one (1) year following termination of this Agreement, the Stockholder Representative, on behalf of the Talaria Stockholders, shall have the right from time to time (not to exceed once during each calendar year) to have an independent firm of accountants mutually agreed upon by Esperion and the Stockholder Representative inspect such books, records and supporting data. Such independent firm of accountants shall perform these audits at the Talaria Stockholders' expense upon reasonable prior notice and during Esperion's regular business hours, and shall agree as a condition to such audit to maintain the confidentiality of all information of Esperion disclosed or observed in connection with such audit and to disclose to the Stockholder Representative or the Talaria Stockholders only whether Esperion has complied with its obligations under this Agreement with respect to the payment of Royalties. If the audit reveals an adjustment of at least seven and one-half percent (7.5%) in favor of the Talaria Stockholders, Esperion shall pay the reasonable costs of such audit.

          (viii) Stock/Cash Ratio. Notwithstanding anything contained herein to
                 ----------------
     the contrary, if the form of payment of Prepaid Royalty Payments and Royalties would cause the ratio of stock/cash consideration hereunder to be less than **** ** to **** **, Esperion agrees to pay the Prepaid Royalty Payments and Royalties in stock to the extent required to keep the ratio of stock/cash at *** ** to **** **.

          (ix) For purposes of this Section 5.4(b), the following terms have the following meanings:

               "LUVs" mean large unilamellar vesicles.
                ----

               "Method" means any process or method the practice of which would,
                ------
          in the absence of consummation of the Merger, infringe at least one Valid Claim of a Patent in the country in which it is practiced.

               "Net Annual Sales" means the United States dollar equivalent of
                ----------------
          the proceeds received by Esperion from the sale of Products in North America, less (A) amounts repaid or credited by reason of defects,
                   ----
          returns, rejections or allowances; (B) sales taxes, excise taxes, value added taxes and customs duties paid, absorbed or allowed; (C) customary commissions and other amounts paid or allowed to independent sales representatives, distributors, brokers or agents; (D) shipping charges; (E) trade and quantity discounts actually allowed (and taken) as customary in the trade; and (F) other deductions made in accordance with GAAP. "Net Annual Sales" shall not include (A) any transfer
                      ----------------
          between Esperion and any of its affiliates, subsidiaries or sublicensees, or (B) any transfer of any Products used in testing, preclinical or clinical trials or as marketing samples to develop or promote the Products.

               "Patents" means (a) all pending and issued United States patents,
                -------
          reissues, reexaminations, patent term extensions, continuations, divisionals and continuations in part, as well as all corresponding foreign applications and patents, and other intellectual property that the Company owns or has an interest in, including without limitation, provisional United States patent application No. 60/005,090 (filed October 11, 1995); (b) United States Provisional Patent Application Serial No. 60/134,140 (filed by Dennis I. Goldberg and Williams on May 14, 1999 entitled: "Method for Treating Angina and/or Anginal Equivalents, and Pharmaceutical Compositions and Kit Related Thereto" and the standard U.S. Patent application and corresponding PCT application claiming priority thereto; (c) five related patents issued to Williams, including without limitation, United States Patent Nos. 5,746,223, 5,858,400, 5,736,157, 5,843,474, 5,948,435, 6,079,416 and
          continuing related patent applications; and (d) all United States and corresponding foreign applications that claim or are entitled to claim priority to any of the foregoing and any patents issuing thereon.

               "Product" means (a) any biopharmaceutical product that, in the
                -------
          country in which it is sold, is approved by the United States Food and Drug Administration, or an analogous foreign regulatory authority, and labeled for use in accordance with a Method, or (b) any composition that would, in the absence of the consummation of the Merger, infringe at least one Valid Claim of a Patent in the country in which it is made, used or sold.

               "Valid Claim" means an issued claim of an unexpired Patent that
                -----------
          shall not have been withdrawn, canceled or disclaimed or held invalid or unenforceable in North America by a court of competent jurisdiction in an unappealed or unappealable decision.

          (c) Registration Rights
              -------------------

          (i) If, after the expiration of the period beginning on the date hereof and ending on February 6, 2001 (the "Holding Period"), Esperion
                                                 --------------
     proposes to register any shares of Esperion Common under the 1933 Act for sale to the public, whether for its own account or for the account of its stockholders or both (except with respect to registration statements on Forms S-4 or S-8, any similar form or another form not available for registering the shares of Esperion Common issued pursuant to this Agreement for sale to the public), each such time Esperion shall give written notice to the Stockholder Representative of (i) its intention so to do, and (ii) the terms and conditions under which such Talaria Stockholder may include, among the shares to be registered under the 1933 Act, any shares of Esperion Common issued to such holder pursuant to this Agreement and then held by such holder ("Registrable Shares"). Upon the written request of
                           ------------------
     any such holder to register any Registrable Shares, received by Esperion within twenty (20) days after Esperion has given any such notice, Esperion will use its best efforts to cause such Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Esperion.

          (ii) If, after the expiration of the Holding Period, Esperion is eligible to use Form S-3 for registration and Esperion shall receive from any holder of Registrable Shares a written request that Esperion effect a registration on Form S-3 of Registrable Shares having an aggregate offering price of at least $1,000,000 (based on the then current public market price), Esperion shall use reasonable efforts to effect such registration and to keep such registration statement effective until such registration may be terminated pursuant to Section 5.4(c)(v) below or the holders thereof have completed the distribution relating thereto, provided,
                                                               --------
     however, that Esperion shall have the right to place a stop-transfer order
     -------
     with respect to the shares for which registration has been requested thereunder, for an appropriate period and until appropriate disclosures can be made, upon notice to the participating holders, to the extent necessary, in the sole discretion of Esperion upon the advice of counsel, to avoid any requirements that Esperion disclose material, nonpublic information the disclosure of which would be seriously detrimental to Esperion and its stockholders, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, that Esperion shall have a period of not more than
               --------
     sixty (60) days within which to file such registration statement pursuant to this Section 5.4(c)(ii) if Esperion shall furnish to the Stockholder Representative a certificate signed by the President of Esperion stating that in the good faith judgment of the Board of Directors of Esperion it would be seriously detrimental to Esperion and its stockholders for such registration statement to be filed more promptly and stating the reasons therefor.

          (iii) In the event that any registration pursuant to Section 5.4(c)(i) shall be, in whole or in part, an underwritten public offering of Esperion Common, the right of any holder to registration pursuant to
     Section 5.4(c)(i) shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in the underwriting to the extent provided therein. All holders proposing to distribute their Registrable Shares through such underwriting shall, together with Esperion and the other parities distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Esperion. Notwithstanding any other provision of Section 5.4(c)(i), the number of Registrable Shares to be in included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Esperion therein. Esperion may withdraw any registration statement referred to in Section 5.4(c)(i) without thereby incurring any liability to the holders of Registrable Shares.

          (iv) The registration rights conferred by Section 5.4(c)(i) shall not inure to the benefit of a transferee of the shares of Esperion Common issued to such holder pursuant to this Agreement, except for the transferees who are affiliates of the Talaria Stockholders.

          (v) The rights of any particular holder to cause Esperion to register securities under Section 5.4(c)(i) or 5.4(c)(ii) hereof shall terminate as to any holder on the earlier of (A) the date (and during such period) that such holder is able to dispose of all of its Registrable Shares in any 90-day period pursuant to Rule 144 under the 1933 Act (or any similar or analogous rule promulgated under the 1933 Act), or (B) the third anniversary of the Closing.

          (vi) If and whenever Esperion is required by the provisions hereof to effect the registration of any shares of Registrable Shares under the 1933 Act, Esperion shall, as reasonably promptly as possible:

               (A) prepare and file with the SEC a registration statement and use its best efforts to cause such registration statement to become and remain effective as contemplated by this Agreement;

               (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers intended method of disposition set forth in such registration statement for such period;

               (C) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein, as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

               (D) use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of the Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Esperion shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

               (E) cause the Registrable Shares covered by such registration statement to be listed on the securities exchange on which the Esperion Common is then listed;

                (F) immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which Esperion has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly take such action as shall be necessary to correct such untrue statement or omission;

                (G) cooperate with the selling holders of Registrable Shares and the managing underwriters may request, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters;

                (H) comply with all applicable rules and regulations under the 1933 Act and the Exchange Act; and

         (vii) Esperion shall pay all expenses incurred by Esperion in complying with Section 5.4(c), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Esperion, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, transfer taxes, fees of transfer agents and registrars, costs of insurance and the reasonable fees and disbursements of one counsel for the sellers of Registrable Shares approved by Esperion after an acceptable agreement has been made regarding fees (which fees shall not exceed in the case of $1,200 a registration on Form S-3 and $5,000 in the case of an underwritten offering), but excluding all underwriting discounts and selling commissions applicable to the sale of Registrable shares.

          (d)   Additional Restrictions.
                -----------------------

          (i) Neither Esperion, any person "related" to Esperion, as the quoted term is defined in Treasury Regulations Section 1.368-1(e)(3) ("Esperion Related Person"), any partnership in which Esperion or any
       -----------------------
     Esperion Related Person is a partner, nor any entity acting on behalf of or at the direction of Esperion or any Esperion Related Person, has any plan or intention to acquire, nor will acquire within one (1) year after the Effective Time, any of the Esperion Common issued pursuant to the Agreement for consideration other than Esperion Common stock except for the possible return of Esperion Common pursuant to the Escrow Agreement and except for any Esperion Common that is not acquired in connection with the Merger.

          (ii) Esperion has no plan or intention to cause Talaria to issue additional shares of its stock following the Merger that would result in Esperion losing "control" of Talaria within the meaning of Section 368(c) of the Code.

          (iii) Esperion does not have any present plan or intent to liquidate Talaria, merge Talaria with or into another corporation, sell or otherwise dispose of the stock of Talaria except for transfers of stock described in
     Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-2(k)(2), or cause Talaria to sell or otherwise dispose of any of Talaria's
                                                               ----------------
     assets or any of the assets acquired from the Company, except for
     -------------
     dispositions (i) made in the ordinary
     course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-2(k)(2) or (ii) dispositions that would not prevent Talaria from holding "substantially all of its properties," where the quoted terms have the same meaning as used in
     Section 368(a)(2)(E)(i) of the Code.

          (iv) Following the Merger, Esperion intends to cause Talaria to either "continue [Talaria's] historic business" or "use a significant portion of [Talaria's] historic business assets in a business" where the quoted terms have the same meanings as used in Treasury Regulations Section 1.368-1(d)(1).

          (v) Esperion shall, and shall cause its affiliates to, take the position for all purposes that the Merger qualifies as a reorganization under Section 368(a)(2)(E) of the Code.


                                  ARTICLE VI

                                CLOSING MATTERS
                                ---------------

    6.1  The Closing.  Subject to the satisfaction or waiver of all conditions
         -----------
precedent set forth in Article VII, the closing of the Merger (the "Closing")
                                                                    -------
shall be held at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102, on September 21, 2000 or as soon as thereafter as practicable (the "Closing Date"). If any condition in
                                           ------------
Article VII is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of the State of Delaware under the Delaware Corporation Law.

    6.2  Documents and Certificates. Each of Esperion, the Company and
         --------------------------
Talaria shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.


                                  ARTICLE VII

                             CONDITIONS OF CLOSING
                             ---------------------

    7.1  Conditions to Obligations of Esperion, the Company and Talaria.  The
         --------------------------------------------------------------
obligations of each of Esperion, the Company and Talaria under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions:

         (a) Governmental Approvals. Esperion, the Company and Talaria shall
             ----------------------
have received all necessary approvals of Governmental Authorities of the transactions contemplated by this Agreement, and each of such approvals shall remain in full force and effect at the Closing Date. It is understood that none of such approvals shall be deemed to have been received if any such approval is subject to satisfaction of or compliance with a Burdensome Condition. "Burdensome Condition" shall mean the
 --------------------
imposition of a material restriction on Esperion's or Talaria's ability to operate Talaria and its subsidiaries (if any) following the Effective Time or requiring Esperion or Talaria to dispose of a material amount of the assets of Talaria or Esperion or any of their subsidiaries following the Effective Time. Any of Esperion, the Company or Talaria may, but is not obligated to, seek the removal or otherwise satisfactorily resolve the Burdensome Condition.

         (b) Litigation. Except for any proceedings relating to statutory
             ----------
appraisal rights, no action, suit, litigation, proceeding or investigation shall
(i) have been formally instituted and be pending with regard to the Merger, or
(ii) be threatened by any Governmental Authority with regard to the Merger which, in either case, if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a Material Adverse Effect on Esperion or Talaria. On the Closing Date, there shall not be in force any order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation or invalidating, suspending or requiring modification of any provision of this Agreement.

    7.2  Conditions Applicable to Esperion and the Company. The obligations
         -------------------------------------------------
of Esperion and the Company under this Agreement to cause the Merger to be consummated are, at their option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

         (a) Agreements and Covenants. Talaria shall have performed or
             ------------------------
complied with all agreements and covenants required by this Agreement to be performed or complied with by Talaria on or prior to the Closing Date, except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

         (b) Accuracy of Representations and Warranties. The representations
             ------------------------------------------
and warranties of Talaria set forth in Article III shall be true and correct both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement; and (iii) where the failure to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (c) No Material Adverse Change. Since the date of this Agreement,
             --------------------------
there shall have been no Material Adverse Effect on Talaria.

         (d) Officer's Certificate Concerning This Agreement. Talaria shall
             -----------------------------------------------
have furnished to Esperion and the Company a certificate dated the Closing Date, signed by its chief executive officer to the effect that the conditions set forth in Sections 7.2(a) through 7.2(c) have been satisfied.

         (e) Opinions of Counsel. Esperion and the Company shall have
             -------------------
received from Duane, Morris & Heckscher LLP, counsel to Talaria, and the Law Office of Jeffrey S. Saltz, P.C., counsel to RTLC and Kevin J. Williams, an opinion dated the Closing Date substantially in the forms set forth in Exhibit G
                                                                       ---------
and Exhibit H, respectively.
    ---------

         (f) Required Consents. Esperion shall have received all consents,
             -----------------
approvals and permits from all third parties and Governmental Authorities necessary or desirable in connection with the consummation of the transactions contemplated hereby and no Burdensome Condition shall exist.

         (g) Appraisal Rights. No holders of outstanding shares of Talaria
             ----------------
Common and Talaria Preferred shall have exercised appraisal rights pursuant to
Section 262 of the Delaware Corporation Law.

         (h) Termination of Agreements. All agreements among Talaria and any
             -------------------------
of its securityholders or optionholders, or among any of the Talaria securityholders or optionholders (whether providing for registration rights, rights of first refusal, rights of co-sale, an adjustment to the number, or conversion or exercise price, of any of the shares of capital stock of Talaria (other than an adjustment as a result of a subdivision, combination, reorganization or reclassification of the shares of capital stock of Talaria generally), relating to the voting of Talaria securities or requiring Talaria to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, or otherwise), including, without limitation, all of the Agreements listed in Schedule 7.2(h), shall have been terminated in their
                         ---------------
entirety (with no obligations of Talaria, the Surviving Corporation or Esperion surviving such termination), effective upon or before the Effective Time.

         (i) Tax Certificate. Talaria shall have delivered to Esperion a
             ---------------
clearance certificate or similar document(s) requested by Esperion which may be required by any Tax authority to relieve Esperion of any obligation to withhold Taxes in connection with the transactions set forth in this Agreement. Talaria shall have delivered to Esperion a properly executed statement satisfying the requirements of Treasury Regulation Section 1.1445-2(c)(3) in a form reasonably acceptable to Esperion.

         (j) Option Agreements; Talaria Series A Preferred. Prior to the
             ---------------------------------------------
Effective Time (i) the vesting of all Outstanding Talaria Options shall have been accelerated by Talaria and exercised by the holders thereof, and (ii) all shares of Talaria Series A Preferred shall have been duly converted by the holders thereof into shares of Talaria Common.

         (k) Release from Escrow. Sills Cummis shall have released from
             -------------------
escrow and delivered to Esperion and the Company the Escrow Agreement, the Technology Agreement Amendment, the Technology Agreement, the Amendments, the Termination Agreements, the Notice of Dismissal and the Release and Indemnification Agreement.

         (l) Stock Certificates. Esperion shall have received for
             ------------------
cancellation from each of the Talaria Stockholders all stock certificates representing all shares of outstanding Talaria Common and Talaria Series B Preferred.

         (m) Noncompetition Agreement. Each of Esperion, the Talaria
             ------------------------
Stockholders, Dennis Goldberg, the Consultant, Williams and their respective affiliates (except for The Hillman Company) shall have executed and delivered a Non-Competition Agreement in form and substance mutually agreed upon by the parties thereto.

         (n) Acknowledgement of Thomas Jefferson University. Thomas Jefferson
             ----------------------------------------------
University shall have acknowledged in writing, in form and substance satisfactory to Esperion, that it has no rights in or to any of the Assets.

         (o) 1998 Equity Incentive Plan. Talaria shall have terminated in its
             --------------------------
entirety the "Talaria Therapeutics, Inc. 1998 Equity Incentive Plan."

         (p) Resignations. The Board of Directors and officers of Talaria shall
             ------------
have resigned, effective the Effective Time.

         (q) Post-Closing Portfolio Assessment. The Stockholder Representative
             ---------------------------------
and Esperion shall have each designated scientific and legal representatives to meet as often as the representatives deem necessary (but at least once) to assess the combined portfolio of patents and patent applications in an effort to recommend within sixty (60) days after Closing a strategy for positioning and strengthening the combined patent portfolio. Such recommendation shall not be binding on Esperion.

    7.3  Conditions Applicable to Talaria. The obligations of Talaria under this
         --------------------------------
Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

         (a) Agreements and Covenants. Esperion and the Company shall have
             ------------------------
performed or complied with all agreements and covenants (other than the covenants of Esperion set forth in Section 5.4) required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except where the failure to perform or comply could not reasonably be expected to have a Material Adverse Effect.

         (b) Accuracy of Representations and Warranties. The representations
             ------------------------------------------
and warranties of Esperion and the Company set forth in Article IV shall have been true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement and (iii) where the failure to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (c) No Material Adverse Change. Since the date of this Agreement, there
             --------------------------
shall have been no Material Adverse Effect on Esperion and its subsidiaries, taken as a whole.

         (d) Officer's Certificate Concerning This Agreement. Esperion shall
             -----------------------------------------------
have furnished to Talaria a certificate dated the Closing Date, signed by the chief executive officer of Esperion, to the effect that the conditions set forth in Sections 7.3(a) through 7.3(c) hereof have been satisfied.

         (e) Opinion of Counsel. Talaria shall have received from counsel to
             ------------------
Esperion and the Company an opinion dated the Closing Date of Sills Cummis Radin Tischman Epstein & Gross, P.A. substantially in the form set forth on Exhibit I.
                                                                      ---------

         (f) Release from Escrow. Sills Cummis shall have released from escrow
             -------------------
and delivered to the Talaria Stockholders the Escrow Agreement, the Notice of Dismissal and the Release and Indemnification Agreement.

         (g) Letter to Transfer Agent. Esperion shall have delivered to its
             ------------------------
transfer agent a letter of instruction regarding disbursement of shares of Esperion Common in accordance with the terms of this Agreement and the Escrow Agreement, such letter to be satisfactory in substance to Esperion and the Talaria Stockholders.

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

    8.1  Termination. This Agreement may be terminated at any time prior to the
         -----------
Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Talaria:

         (a) by mutual written consent duly authorized by the Boards of Directors of Esperion and Talaria;

         (b) by either Talaria or Esperion, if the Merger shall not have been consummated by September 15, 2000; provided, however, that the right to
                                   --------  -------
terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either Talaria or Esperion, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any
                                                                 -----
case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

         (d) by Esperion, if the required approvals of the stockholders of Talaria contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote either upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof or by written consent of the Stockholders;

         (e) by Esperion, if Talaria shall have accepted an Acquisition Proposal or if the Talaria Board of Directors recommends an Acquisition Proposal to the stockholders of Talaria;

         (f) by Esperion, if the Board of Directors of Talaria shall have withheld, withdrawn or modified in a manner adverse to Esperion its recommendation in favor of approving this Agreement and the consummation of the Merger;

         (g) by Esperion, if there shall have occurred a Material Adverse Effect on Talaria since the date of this Agreement;

         (h) by Talaria, if there shall have occurred a Material Adverse Effect on Esperion and its subsidiaries taken as a whole since the date of this Agreement;

         (i) by Esperion, upon breach of any representation, warranty, covenant or agreement on the part of Talaria set forth in this Agreement, or if any representation or warranty of Talaria shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) (including provisions with respect to Material Adverse Effect) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Talaria's representations and warranties or breach by Talaria is curable by Talaria through the exercise of its commercially reasonable efforts within ten
(10) days of the time such representation or warranty shall have become untrue or such breach, then Esperion may not terminate this Agreement under Section 8.1(i) during such ten-day period provided Talaria continues to exercise such commercially reasonable efforts or thereafter if cured; and

         (j) by Talaria, upon a breach of any representation, warranty, covenant or agreement on the part of Esperion set forth in this Agreement, or if any representation or warranty of Esperion shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) (including provisions with respect to Material Adverse Effect) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Esperion's representations and warranties or breach by Esperion is curable by Esperion through the exercise of its commercially reasonable efforts within ten
(10) days of the time such representation or warranty shall have become untrue or such breach, then Talaria may not terminate this Agreement under this Section 8.1(j) during such ten-day period provided Esperion continues to exercise such commercially reasonable efforts or thereafter if cured.

    8.2  Notice of Termination; Effect of Termination. Any termination of this
         --------------------------------------------
Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Sections 5.1(c), 5.1(d), 8.3 and Article X (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    8.3  Procedure Upon Termination. In the event of the termination of this
         --------------------------
Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the certificate of merger in the office of the Secretary of State of the State of Delaware, notwithstanding favorable action by the stockholders of the Company and Talaria.


                                  ARTICLE IX

                           SURVIVAL; INDEMNIFICATION
                           -------------------------

    9.1  Survival. The covenants, agreements, representations and warranties of
         --------
the parties hereto contained in this Agreement shall survive the Closing until the second anniversary of the Effective Time, except that (a) in the case of Sections 3.2, 3.5 and 3.9 hereof and intentional misrepresentation or actual fraud by a party hereto, they shall survive indefinitely, (b) in the case of Sections 3.16 and 3.22 hereof, they shall survive until the expiration of the applicable statutes of limitations, and (c) in the case of Section 5.4(b)(viii) and Section 5.4(d), which shall survive indefinitely. Notwithstanding the preceding sentence (other than the proviso), any claim or liability regarding any covenant, agreement, representation or warranty arising prior to the termination of the covenant, agreement, representation or warranty in respect of which indemnity may be sought under the Escrow Agreement shall survive such termination pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of Talaria and the rights and remedies that may be exercised by any Indemnitee (as defined below) shall not be limited, diminished or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have or be made by, or any knowledge of, any Indemnitee or any other party on the behalf of any Indemnitee.

    9.2  Indemnification. Simultaneously with the execution and delivery of
         ---------------
this Agreement, the parties hereto and the Talaria Stockholders have executed and delivered the Escrow Agreement which provides, among other things, for certain indemnification rights and obligations of the parties thereto.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

    10.1 Other Remedies; Specific Performance. Any and all remedies herein
         ------------------------------------
expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    10.2 Expenses. All fees and expenses (including all accounting, legal and
         --------
investment banking fees and expenses and all other expenses) incurred by Esperion and the Company in connection with this Agreement and the transactions contemplated hereby will be borne by Esperion. All fees and expenses (including without limitation all accounting, legal and investment banking fees and expenses) incurred by Talaria in connection with this Agreement and the transactions contemplated hereby will be borne by the Surviving Corporation.

    10.3 Further Assurances. If at any time after the Effective Time, Esperion
         ------------------
or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or advisable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Talaria, the officers of Talaria last in office and such other persons, if any, as the Board of Directors of Talaria last in office may authorize shall, at Esperion's expense, execute and deliver, upon Esperion's or the Company's reasonable request, any and all proper conveyances, agreements, documents, instruments and assurances of law, in a form acceptable to counsel to such officers or other persons (at such officer's or other person's expense) and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

    10.4 Parties in Interest. All the terms and provisions of this Agreement
         -------------------
shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

    10.5 Entire Agreement. This Agreement, the Escrow Agreement and the
         ----------------
Confidentiality Agreement, together with the Schedules and Exhibits hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by Esperion and Talaria (or by any officer or officers of such parties) relating to the matters contemplated hereby or thereby. This Agreement, the Confidentiality Agreement and the Escrow Agreement, together with the Schedules and

Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

    10.6 Amendment or Modification. At any time before or after the adoption
         -------------------------
of this Agreement by the Talaria Stockholders, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually agreed by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby.

    10.7 Waiver. Any party to this Agreement may, by written notice to the
         ------
other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence or as expressly provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

    10.8 Assignability. This Agreement shall not be assignable by either
         -------------
party without the prior written consent of the other parties; provided, that after the Closing Esperion may assign this Agreement to any of its affiliates or any purchaser of all or a portion of the business operated by Talaria immediately prior to the Effective Time (whether by asset purchase, stock purchase, merger or otherwise without the prior consent of any other party), provided that such successor agrees to issue shares of voting common stock pursuant hereto (in lieu of cash) in amounts necessary to satisfy the condition set forth in Section 5.4(b)(viii) hereof.

    10.9 Certain Definitions. For purposes of this Agreement, the following
         -------------------
terms shall have the meanings set forth below:

         (a) "affiliate" shall mean, when used with respect to a specified
              ---------
person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

         (b) "control" (including, with its correlative meanings, "controlled
              -------                                              ----------
by" and "under common control with") shall mean possession, directly or
--       -------------------------
indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

         (c) "Material Adverse Effect"  shall mean, when used with respect to
              -----------------------
Talaria, on the one hand, and Esperion and its subsidiaries, taken as a whole, on the other hand, as the case may be, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the Material Adverse Effect, is or could reasonably be materially adverse to the financial condition, business, properties, intellectual property rights, assets or operations of Talaria or Esperion and its subsidiaries, taken as a whole, as the case may be.

         (d) "person" shall mean any individual, corporation, partnership,
              ------
limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity; and

         (e) "subsidiary" of any person shall mean a corporation, company or
              ----------
other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such person.

   10.10 Headings and Interpretation. The headings contained in this Agreement
         ---------------------------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, (a) terms used in the plural include the singular, and vice versa, and (b) words in the masculine gender include the feminine or neuter, and vice versa.

   10.11 Notices. All notices and other communications under this Agreement
         -------
shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, as follows:

         If to Esperion or the Company:

         Esperion Therapeutics, Inc.
         3621 S. State Street
         695 KMS Place
         Ann Arbor, MI 48108
         Telecopier: (734) 332-0516
         Attention: Christine Ballman, Esq.

         with a copy to:

         Sills Cummis Radin Tischman Epstein & Gross, P.A.
         One Riverfront Plaza
         Newark, NJ 07102
         Telecopier: (973) 643-6500
         Attention: Ira A. Rosenberg, Esq.

         If to Talaria:

         Talaria Therapeutics, Inc.
         c/o Rockhill Ventures, Inc.
         One Tower Bridge, Suite 1350
         100 Front Street
         West Conshohocken, PA 19428
         Telecopier: 610-940-0301
         Attention: Charles G. Hadley

         with a copy to:

         Duane, Morris & Heckscher LLP
         One Liberty Place
         Philadelphia, PA 19103-7396
         Telecopier: (215) 979-1020
         Attention: Kathleen M. Shay, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (or rejection of delivery) if delivered by hand or overnight courier service or sent by telex, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.11 or in accordance with the latest unrevised direction from such party given in accordance with this Section 10.11.

   10.12 Law Governing. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

   10.13 Invalidity of Provisions. Each of the provisions contained in this
         ------------------------
Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

   10.14 Counterparts. This Agreement may be executed simultaneously in one or
         ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


                 [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, this Agreement and Plan of Merger and Reorganization has been duly executed and delivered by the parties on the date first above written.

                                  ESPERION THERAPEUTICS, INC.



                                  By: __________________________
                                      Name:
                                      Title:

                                  ESPERION MERGERCO, INC.



                                  By: __________________________
                                      Name:
                                      Title:

                                  TALARIA THERAPEUTICS, INC.



                                  By: __________________________
                                      Name:
                                      Title: